Exhibit 5.1

LEIZIG THERMAL MANAGEMENT CO., LTD	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/JTC/506253.00001

September 27, 2024

Dear Sirs

LEIZIG THERMAL MANAGEMENT CO., LTD (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as initially filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), on or about September 27, 2024. The Registration Statement relates to the initial public offering of up to $9,375,000 of ordinary shares, par value of US$0.001 each, of the Company (the Ordinary Shares), together with up to $1,406,250 of Ordinary Shares which Revere Securities LLC, the representative (the Representative) of the underwriters in the offering, has the option to purchase for a period of 45 days from the date of the final prospectus for the initial public offering solely to cover over-allotments, if any (such Ordinary Shares, collectively, the IPO Shares).

In addition, the Registration Statement also registers the resale by certain shareholders (the Selling Shareholders) of the Company of (the Resale) up to $9,375,000 of Ordinary Shares (the Resale Shares) as described in the Registration Statement.

The IPO Shares are being sold to the underwriter(s) named in, and pursuant to, the Registration Statement and an underwriting agreement to be entered into between the Company and the Representative.

We are furnishing this opinion as Exhibits 5.1 and 8.1 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

1	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents: (the Documents):

	(a)	the certificate of incorporation of the Company dated May 6, 2022 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

	(b)	the memorandum and articles of association of the Company filed with the Registrar on May 6, 2022 (respectively, the Memorandum and the Articles);

	(c)	a certificate of good standing dated September 26, 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

	(d)	the register of directors of the Company as provided to us on September 27, 2024 (the ROD);

	(e)	the register of members of the Company as provided to us on September 27, 2024 (the ROM, and together with the ROD, the Registers);

	(f)	a certificate from a director of the Company dated September 27, 2024 as to certain matters of facts (the Director’s Certificate);

	(g)	[Reserved];

	(h)	a copy of the written resolutions of the sole shareholder of the Company dated July 6, 2023 (the Shareholder Resolutions);

	(i)	a copy of the written resolutions of the sole director of the Company dated July 6, 2023;

	(j)	a copy of the written resolutions of the sole director of the Company dated September 27, 2024 approving the Company’s filing of the Registration Statement and issuance of the IPO Shares and the Resale (together with item (i) above, the Board Resolutions); and

	(k)	the Registration Statement.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

	(a)	all original documents examined by us are authentic and complete;

	(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

	(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

	(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

	(e)	the Memorandum and Articles and the Shareholder Resolutions provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

	(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

	(g)	the Board Resolutions remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the director(s) of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

	(h)	[Reserved];

	(i)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares and none of the shares have been offered or issued to residents of the Cayman Islands;

	(j)	the Company is, and after the allotment and issuance of the IPO Shares will be, able to pay its liabilities as they fall due; and

	(k)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

	(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar.

Authorised Share capital

	(b)	The authorised share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares with a par value of US$0.001 each.

Valid Issuance of IPO Shares

(c) The IPO Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i) issued by the Company against payment in full of the consideration therefor in accordance with the Registration Statement and the Company’s then effective memorandum and articles of association; and

(ii) such issuance of IPO Shares have been duly registered in the Company’s register of members as fully paid shares,

will be validly issued, fully paid and non-assessable.

Valid Issuance of the Resale Shares

(d) The Resale Shares being proposed for resale by the Selling Shareholders have been validly issued, fully paid and non-assessable.

Registration Statement - Taxation

(e) The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a) as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b) except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the Companies Act (Revised) (Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar of Companies in the Cayman Islands, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar of Companies. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

5	Governing law of this opinion

5.1	This opinion is:

(a) governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b) limited to the matters expressly stated in it; and

(c) confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the IPO Shares and the Resale Shares.

Yours faithfully

Ogier